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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

Gymboree Manufacturing, Inc., a California corporation.
Gym-mark, Inc., a California corporation.
Gymboree Retail Stores, Inc., a California corporation.
Gymboree Logistics Partnership, a California partnership (wholly owned by
  Gym-mark, Inc. and Gymboree Retail Stores, Inc.).
Gymboree Play Program, Inc., a California corporation.
Gymboree Operations, Inc., a California corporation.
Gymboree, Inc., a Canadian and Delaware corporation.
Gymboree Japan K.K., a Japan corporation.
Gymboree Industries Holdings Ltd., a Republic of Ireland and Delaware
  corporation.
Gymboree Hong Kong Ltd., a Hong Kong corporation, wholly owned by Gymboree
  Industries Holdings Ltd.
Gymboree Industries Ltd., a Republic of Ireland corporation, wholly owned by
  Gymboree Industries Holdings Ltd.
Gymboree Ireland Leasing Ltd., a Republic of Ireland corporation.
Gymboree of Ireland, Ltd., a Republic of Ireland corporation.
Gymboree U.K. Leasing Ltd., a United Kingdom and Delaware corporation. Gymboree U.K. Ltd., a United Kingdom corporation.







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